Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-72877, 333-91767, 333-30242, 333-41482, 333-59358, 333-100566, and 333-107702) and Form S-3 (Nos. 333-113674 and 333-33794) of our report dated March 9, 2006, with respect to the consolidated financial statements of Vignette Corporation included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2005.

/s/ Ernst & Young LLP

Austin, Texas
March 9, 2007